Exhibit 21.1

GLOBAL CROSSING LIMITED SUBSIDIARIES

Company Name	Jurisdiction	Country
Global Crossing Australia Pty Limited		Australia

Global Crossing Hong Kong Limited		Hong Kong

Global Crossing Japan KK		Japan

Global Crossing Singapore Pte. Ltd.		Singapore

Atlantic Crossing Ltd.		Bermuda

Global Crossing Asia Holdings Ltd.		Bermuda

Global Crossing Australia Holdings Ltd.		Bermuda

Global Crossing Holdings Limited		Bermuda

Global Crossing International Networks Ltd.		Bermuda

Global Crossing International, Ltd.		Bermuda

Global Crossing Limited		Bermuda

Global Crossing Network Center Ltd.		Bermuda

Mid-Atlantic Crossing Ltd.		Bermuda

Old GMS Holdings Ltd.		Bermuda

PAC Panama Ltd.		Bermuda

South American Crossing Holdings Ltd.		Bermuda

Atlantic Crossing Holdings U.K. Limited		UK

GC Hungary Holdings Vagyonkezelö Korlátolt Felelösségü Társaság		Hungary

GC Landing Co. GmbH		Germany

GC Pan European Crossing Belgie b.v.b.a.		Belgium

GC Pan European Crossing Czech s.r.o.		Czech Republic

GC Pan European Crossing Denmark ApS		Denmark

GC Pan European Crossing Deutschland GmbH		Germany

GC Pan European Crossing Espana S.A.		Spain

GC Pan European Crossing France s.a.r.l.		France

GC Pan European Crossing Holdings B.V.		Netherlands

GC Pan European Crossing Italia s.r.l.		Italy

GC Pan European Crossing Luxembourg I s.a.r.l.	Luxembourg

GC Pan European Crossing Luxembourg II s.a.r.l.	Luxembourg

GC Pan European Crossing Nederland B.V.	Netherlands

GC Pan European Crossing Networks B.V.	Netherlands

GC Pan European Crossing Norge AS	Norway

GC Pan European Crossing Osterreich GmbH	Austria

GC Pan European Crossing Slovakia s.r.o.	Slovakia

GC Pan European Crossing Sverige A.B.	Sweden

GC Pan European Crossing Switzerland GmbH	Switzerland

GC Pan European Crossing UK Limited	UK

GC Trading GmbH	Austria

Geoconference Limited	UK

Global Crossing (Bidco) Limited	UK

Global Crossing (UK) Finance Plc	UK

Global Crossing (UK) Telecommunications Limited	UK

Global Crossing België b.v.b.a.	Belgium

Global Crossing Conferencing Limited	UK

Global Crossing Cyprus Holdings Limited	Cyprus

Global Crossing Europe Limited	UK

Global Crossing Financial Markets Limited	UK

Global Crossing Ireland Limited	Ireland

Global Crossing Nederland B.V.	Netherlands

Global Crossing Network Center (UK) Ltd.	UK

Global Crossing Norge AS	Norway

Global Crossing Services Europe Limited	Ireland

Global Crossing Services Ireland Limited	Ireland

Global Crossing Venezuela B.V.	Netherlands

GT Netherlands B.V.	Netherlands

GT U.K. Ltd.		UK

International Optical Network Limited		UK

Mid-Atlantic Crossing Holdings UK Ltd		UK

Pan American Crossing UK Ltd		UK

ALC Communications Corporation	Delaware	USA

Ameritel Management, Inc.	Federal	Canada

Budget Call Long Distance, Inc.	Delaware	USA

Business Telemanagement, Inc.	California	USA

Equal Access Networks, LLC	Delaware	USA

GC Dev. Co., Inc.	Delaware	USA

GC Mart LLC	Michigan	USA

GC Pacific Landing Corp.	Delaware	USA

Global Crossing Advanced Card Services, Inc.	Iowa	USA

Global Crossing Bandwidth, Inc.	California	USA

Global Crossing Billing, Inc.	Michigan	USA

Global Crossing Conferencing-Canada, Ltd.	Federal	Canada

Global Crossing Development Co.	Delaware	USA

Global Crossing Employee Services Inc.	Delaware	USA

Global Crossing GlobalCenter Holdings, Inc.	Delaware	USA

Global Crossing Government Markets USA, Inc.	Delaware	USA

Global Crossing Holdings USA, LLC	Delaware	USA

Global Crossing Internet Dial-Up, Inc.	Delaware	USA

Global Crossing Local Services, Inc.	Michigan	USA

Global Crossing Management Services, Inc.	Delaware	USA

Global Crossing North America, Inc.	New York	USA

Global Crossing North American Holdings, Inc.	Delaware	USA

Global Crossing North American Networks, Inc.	Delaware	USA

Global Crossing Telecommunications, Inc.	Michigan	USA

Global Crossing Telecommunications-Canada, Ltd.	Federal	Canada

Global Crossing Telemanagement VA, LLC	Virginia	USA

Global Crossing Telemanagement, Inc.	Wisconsin	USA

Global Crossing USA Inc.	Delaware	USA

Global Crossing Ventures, Inc.	Delaware	USA

Global Crossing Worldwide Customer Help Desk Canada Ltd.	Federal	Canada

GT Landing Corp.	Delaware	USA

GT Landing II Corp.	Delaware	USA

International Optical Network, L.L.C.	Delaware	USA

Old Inter Exchange Network, Inc.	Delaware	USA

MAC Landing Corp.	Delaware	USA

Metaclorin Investco II, Inc.	Delaware	USA

PAC Landing Corp.	Delaware	USA

Racal Telecommunications, Inc.	Delaware	USA

Subsidiary Telco, LLC	Delaware	USA

US Crossing, Inc.	Delaware	USA

G.C. St. Croix Company, Inc.		USVI

GC SAC Argentina S.R.L.		Argentina

Global Crossing Landing Mexicana S. de R.L.		Mexico

Global Crossing Latin America & Caribbean Co.	Delaware	USA

Global Crossing Mexicana II, S. De R.L. de C.V.		Mexico

Global Crossing Mexicana, S. de R.L. de C.V.		Mexico

Global Crossing Panama, Inc.		Panama

Global Crossing Servicios, S. de R. L. de C. V.		Mexico

International Exchange Networks (Mexico), S.A. de C.V.		Mexico

SAC Brasil Holding Ltda.		Brazil

SAC Brasil S.A..		Brazil

SAC Chile S.A.		Chile

SAC Colombia Ltda.	Columbia

SAC Panama, S.A.	Panama

SAC Peru S.R.L.	Peru

G C Peru S.R.L.	Peru